                                                                 Exhibit 10.LL

                           RESTRICTED STOCK AGREEMENT
                           --------------------------


     This agreement ("Agreement") is executed and made effective as of this 30th day of April, 1999 (the "Effective Date"), by and between Joseph P. Durrett (the "Executive") and Information Resources, Inc., a Delaware corporation (the "Company").

                               W I T N E S S E T H
                               -------------------

     WHEREAS, the Company and the Executive have executed, on the Effective Date, agreements governing the terms of the Executive's employment by the Company (the "Employment Agreement") and the award of stock options to the Executive (the "Stock Option Agreement");

     WHEREAS, the Company and the Executive desire that the Executive should receive an award of the Company's common stock, par value $0.01 per share ("Common Stock"), as compensation for the Executive's service to Company; and

     WHEREAS, the Company desires to impose certain restrictions upon the Executive's rights to retain and/or transfer such Common Stock.

     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto (the "Parties") hereby agree as follows:

     1. Award of Stock. The Company hereby awards to the Executive, and the Executive hereby accepts, as compensation for the Executive's service to the Company, Three Hundred Ten Thousand (310,000) shares of Company Common Stock (the "Restricted Stock"). The Restricted Stock shall be (a) comprised of One Hundred Twenty Thousand (120,000) shares, hereinafter referred to as "First Tranche Restricted Shares," plus Ninety Five Thousand (95,000) shares, hereinafter referred to as "Second Tranche Restricted Shares," plus Ninety Five Thousand (95,000) shares, hereinafter referred to as "Third Tranche Restricted Shares," and (b) subject to the terms, conditions and restrictions described in this Agreement.

     2. Rights as Stockholder. Except as otherwise provided in this Agreement, the Executive shall have the rights of a stockholder of the Company (including the rights to receive dividends and vote) with respect to the Restricted Stock until the Restricted Stock is canceled and forfeited pursuant to Section 3(b).

     3. Vesting and Forfeiture Conditions. The Restricted Stock shall become non-forfeitable and freely transferable ("Vested"), only under the conditions, and only to the extent, described in this Section 3:

         (a)   (i)   Subject to the provisions of Section 3(b), all of the
               Restricted Stock shall automatically be fully Vested as of the seventh anniversary of the Effective Date.

               (ii) All of the Restricted Stock shall automatically be fully Vested immediately upon the Company's termination of Executive's employment with the Company if such termination by the Company occurs within the six months following a "Change of Control" (within the meaning of Section 4.0(b) of the Employment Agreement) which occurred on or after the second anniversary of the Effective Date.

               (iii) If on any date (a "First Tranche Measurement Date") following the Effective Date the 10 Day Trading Price of Company Common Stock is equal to or greater than $20.00 per share, then subject to the provisions of Section 3(b), (a) a sufficient number of the First Tranche Restricted Shares shall automatically become Vested as of the later of such First Tranche Measurement Date and the second anniversary of the Effective Date such that at least 40,000 of the First Tranche Restricted Shares shall be Vested as of such later date; (b) a sufficient number of the First Tranche Restricted Shares shall automatically become Vested as of the later of such First Tranche Measurement Date and the third anniversary of the Effective Date such that at least 80,000 of the First Tranche Restricted Shares shall be Vested as of such later date; and (c) all 120,000 First Tranche Restricted Shares shall automatically be Vested as of the later of such First Tranche Measurement Date and the fourth anniversary of the Effective Date.

               (iv) If on any date (a "Second Tranche Measurement Date") following the Effective Date the 10 Day Trading Price of Company Common Stock is equal to or greater than $25.00 per share, then subject to the provisions of Section 3(b), (a) a sufficient number of the Second Tranche Restricted Shares shall automatically become Vested as of the later of such Second Tranche Measurement Date and the second anniversary of the Effective Date such that at least 31,667 of the Second Tranche Restricted Shares shall be Vested as of such later date; (b) a sufficient number of the Second Tranche Restricted Shares shall automatically become Vested as of the later of such Second Tranche Measurement Date and the third anniversary of the Effective Date such that at least 63,333 of the Second Tranche Restricted Shares shall be Vested as of such later date; and (c) all 95,000 Second Tranche Restricted Shares shall automatically be Vested as of the later of such Second Tranche Measurement Date and the fourth anniversary of the Effective Date.

               (v) If on any date (a "Third Tranche Measurement Date") following the Effective Date the 10 Day Trading Price of Company Common Stock is equal to or greater than $30.00 per share, then subject to the provisions of Section 3(b), (a) a sufficient number of the Third Tranche Restricted Shares shall automatically become Vested as of the later of such Third Tranche Measurement Date and the second anniversary of the Effective Date such that at least 31,667 of the Third Tranche Restricted Shares shall be Vested as of such later date; (b) a sufficient number of the Third Tranche Restricted Shares shall automatically become Vested as of the later of such Third Tranche Measurement Date and the third anniversary of the Effective Date such that at least 63,333 of the Third Tranche Restricted Shares shall be Vested as of such later date; and (c) all 95,000 Third Tranche Restricted Shares shall automatically be Vested as of the later of such Third Tranche Measurement Date and the fourth anniversary of the Effective Date.

         (b) (i)Notwithstanding the provisions of Section 3(a), if at any time on or after the Effective Date the Executive ceases to be employed by the Company in the capacity of chief executive officer of the Company, then except as provided in Section 3(c),
               (a) no shares of Restricted Stock shall become Vested after the date of such cessation of the Executive's employment (the "Termination Date"), and (b) all shares of Restricted Stock which are not Vested as of such Termination Date shall be immediately canceled and forfeited to Company, and all of the Executive's (and/or any other holder's) rights therein shall immediately cease.

               (ii) In the event that any shares of the Restricted Stock shall be forfeited prior to becoming Vested for any reason, the Executive agrees to return to the Company promptly any stock certificate or certificates evidencing such shares of Restricted Stock.

         (c) If the Termination Date occurs as the direct result of the Executive's Termination of his employment for "Good Reason" (within the meaning of Section 5.2 of the Employment Agreement),
               Section 3(b)(i) of this Agreement shall not apply with respect to the Restricted Stock during the three year period immediately following such Termination Date.

         (d) For purposes of this Agreement, the term "10 Day Trading Price" as of a specific date means (i) the price per share of Common Stock determined by the average of the closing bid prices for Common Stock reported on the National Association of Securities Dealers Automated Quotation System's National Market System for the period of 10 consecutive trading days prior to and ending on the day preceding such specific date; or, if the foregoing information is not determinable, (ii) the average of the daily high and low prices at which one share of Common Stock has traded on the stock exchange on which the Common Stock generally has the greatest trading volume, for the period of 10 consecutive trading days prior to and ending on the day preceding such specific date.

         (e) After shares of Restricted Stock have become Vested, the restrictions imposed with respect to Restricted Stock under this Agreement shall no longer apply to such Vested shares.

     4. Restricted Stock Non-Transferable Prior to Vesting. Prior to the time that the Restricted Stock has Vested, the Restricted Stock may not be transferred, pledged, hypothecated, assigned or otherwise disposed of to anyone other than a transfer to Executive's Immediate Family or a trust for the benefit of Executive's Immediate Family. "Immediate Family" as used in this Agreement shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, as a condition to any such transfer, the transferee shall agree in writing to comply with and be subject to the provisions of this Agreement, and there shall be no further transfer, pledge, hypothecation, assignment or other disposition of such Restricted Stock except in accordance with the terms of this Agreement. Any transfer, pledge, hypothecation, assignment or other disposition of the Restricted Stock prior to the time that the Restricted Stock has Vested, other than as permitted under this Section 4, shall cause the Restricted Stock to be immediately forfeited and canceled, and shall cause all of Executive's (and/or any other holder's) rights therein to immediately cease.

     5. Withholding on Income Taxable to Executive. Company shall withhold from Executive's net cash bonus or net regular cash compensation the amounts of federal, state and local income taxes and Social Security or other employment-related taxes that Company reasonably determines are required to be withheld pursuant to any law, rule or regulation. If Company reasonably determines that the withholding obligations arising in connection with or as a result of the award or Vesting of the Restricted Stock cannot be satisfied from amounts due from Company to Executive, then upon written request from Company, Executive shall pay to Company an additional amount of cash sufficient to permit Company to timely satisfy all necessary withholding obligations arising in connection with or as a result of the award or Vesting of such Restricted Stock.

     6. Investment Purpose; Transfers in Compliance with Securities Laws. Executive represents and warrants to Company that (a) Executive is aware of Company's business affairs and financial condition, and has acquired sufficient information about Company to reach an informed and knowledgeable decision to acquire the Restricted Stock, and (b) Executive is acquiring the Restricted Stock for Executive's own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act"). Executive acknowledges that Executive understands that the Restricted Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Executive understands that the certificate(s) evidencing the Restricted Stock will be imprinted with a legend which prohibits the transfer of the Restricted Stock unless the Restricted Stock is registered or such registration is not required in the opinion of counsel reasonably satisfactory to Company, in form and substance reasonably satisfactory to Company.

     7. Award Not Compensation for Certain Purposes. Executive agrees that, except as required by law, the Restricted Stock acquired pursuant to this Agreement shall not be considered or included as part of the annual compensation of Executive for purposes of computing Company's contribution to any qualified or non-qualified deferred compensation arrangements.

     8.  Restrictive Legends and Stop-Transfer Orders.

         (a) Certificates and Legends. Certificates shall be issued in respect of the Restricted Stock, and shall be registered in the name of the Executive. Executive understands and agrees that Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Restricted Stock together with any other legends that may be required by state or federal securities laws:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN CONDITIONS OF FORFEITURE AND RESTRICTIONS ON TRANSFER AS SET FORTH IN THE RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH CONDITIONS OF FORFEITURE AND TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

         (b) Stop-Transfer Notices. Executive agrees that, in order to ensure compliance with the restrictions referred to herein, Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

         (c) Refusal to Transfer. Company shall not be required (i) to transfer on its books any shares of Restricted Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Restricted Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Restricted Stock shall have been so transferred.

         (d) Custody of Certificates. Any stock certificate(s) evidencing shares of the Restricted Stock shall be held in custody by a bank or other institution, or by the Company itself (at the Company's election), until such shares of Restricted Stock are Vested, or until such shares of Restricted Stock are canceled and forfeited, in accordance with the provisions of this Agreement. The Executive hereby agrees, as a condition to the award of Restricted Stock hereunder, to deliver to the Company a stock power endorsed in blank relating to the Restricted Stock covered by this Agreement so that, in the event of cancellation and forfeiture of shares of Restricted Stock, those shares will be transferred to the Company.

     9. Miscellaneous. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof, provided that if any provision of this Agreement conflicts with any provision of the Employment Agreement, the provision of the Employment Agreement shall control; (b) is not intended to confer upon any other persons any rights or remedies hereunder, except as hereinafter provided; (c) shall be binding on the Parties hereto and their respective heirs, executors, personal representatives, successors and assigns, and to any permitted transferees expressly permitted herein, and shall not be assigned by operation of law or otherwise except as expressly permitted herein, and any attempt to do so shall be void; (d) in case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; (e) may be amended only by a written instrument duly executed by the Parties hereto; (f) may be executed in counterparts, each of which shall be an original, but each of which together shall constitute one and the same agreement; and (g) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Illinois.




                            [Signature page follows]

     IN WITNESS WHEREOF, the Parties hereto have caused this Restricted Stock Agreement to be executed as of the date first written above.


                                           INFORMATION RESOURCES, INC.


ATTEST:                                    By: /s/ Thomas W. Wilson, Jr.
                                               --------------------------------
/s/ Monica M. Weed                             Thomas W. Wilson, Jr.
------------------                             Chief Executive Officer
Monica M. Weed
Assistant Secretary
                                           /s/ Joseph P. Durrett
                                           ------------------------------------
                                           Joseph P. Durrett